UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 11, 2007

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY 10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

On May 11, 2007, Marsh & McLennan Companies, Inc. (“MMC”) issued a press release announcing that it had entered into an agreement (the “ASR Agreement”) with a financial institution counterparty (“Seller”) to repurchase $500 million worth of outstanding MMC common stock in an accelerated share repurchase transaction. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

MMC has paid Seller the full purchase price of $500 million under the ASR Agreement, in exchange for which Seller has delivered to MMC 13,464,749 shares of outstanding MMC common stock. Pursuant to a contractually specified “price cap” provision, that is the minimum number of shares deliverable to MMC under the ASR Agreement. If the average price per share of MMC’s common stock during an agreed calculation period is less than the specified cap price, Seller will be obligated to deliver additional shares to MMC based on a contractual formula (subject to adjustment under certain circumstances). MMC expects that Seller will deliver any required additional shares by early September 2007.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1      Press release issued by Marsh & McLennan Companies, Inc. on May 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato

Name:	Luciana Fato
Title:	Deputy General Counsel-Corporate &

  Corporate Secretary

Date:	May 18, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on May 11, 2007

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